PROXY STATEMENT
        PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant                     |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

        |_| Preliminary Proxy Statement

        |X| Definitive Proxy Statement

        |_| Definitive Additional Materials

        |_| Soliciting Material pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                             HENLEY HEALTHCARE, INC.
                (Name of Registrant as specified in its Charter)


                             HENLEY HEALTHCARE, INC.
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

        |X| No fee required

        |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

            (1) Title of each class of securities to which the transaction applies: NOT APPLICABLE

            (2) Aggregate number of securities to which the transaction applies: NOT APPLICABLE

            (3) Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11: NOT APPLICABLE

            (4) Proposed maximum aggregate value of the transaction: NOT APPLICABLE

        |_| Check box if any part of the fee is offset as provided by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

            (1)  Amount previously paid: NOT APPLICABLE
            (2)  Form, Schedule or Registration Statement Number: NOT APPLICABLE
            (3)  Filing Party: NOT APPLICABLE
            (4)  Date Filed: NOT APPLICABLE

         120 Industrial Boulevard, Sugar Land, Texas 77478-3128-- 281-276-7000

A Worldwide Leader in
---------------------
[HENLEY HEALTHCARE LOGO]
---------------------
  Pain Management

                                                                   July 28, 2000


                              NOTICE OF THE 2000
                        ANNUAL MEETING OF SHAREHOLDERS

      The annual meeting of shareholders of Henley Healthcare, Inc. will be held on Tuesday, August 29, 2000, at 10:00 a.m., at our corporate office located at 120 Industrial Boulevard, Sugar Land, Texas to consider and take action on the following matters:

      1. Election of seven directors to serve until the next annual meeting of shareholders;

      2. Approval of an amendment to our Articles of Incorporation to change our name to "ePainRx Inc.";

      3. Approval of the elimination of our obligations to issue shares of common stock upon conversion of the Series D shares or to redeem shares of Series D convertible preferred stock when shares of common stock are issued on conversion of the Series D shares and the exercise of related warrants in excess of limitations set by the Nasdaq SmallCap rules;

      4. Approval of an amendment to our Articles of Incorporation to increase the number of shares of capital stock that we are entitled to issue from 22,500,000 to 60,000,000; and

      5. Transaction of any other business that is properly raised at the meeting.

      YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE MATTERS.

                                      Sincerely,

                                      /s/ JAMES L. STURGEON
                                          James L. Sturgeon
                                          EXECUTIVE VICE PRESIDENT-FINANCE AND
                                          CHIEF ACCOUNTING OFFICER

                            HENLEY HEALTHCARE, INC.

                           120 Industrial Boulevard
                         Sugar Land, Texas 77478-3128

--------------------------------------------------------------------------------
                               PROXY STATEMENT
--------------------------------------------------------------------------------


    ANNUAL MEETING INFORMATION  ________________________________________________


   This proxy statement contains information related to our annual meeting of shareholders to be held on Tuesday, August 29, 2000, beginning at 10 a.m., at our corporate office located at 120 Industrial Boulevard, Sugar Land, Texas, and at any postponements or adjournments of the meeting. The proxy statement was prepared under the direction of our Board of Directors to solicit your proxy for use at the annual meeting. It is first being mailed to shareholders on or about July 28, 2000.

WHO IS ENTITLED TO VOTE? ____________________________

   Shareholders owning our common stock on June 20, 2000, the record date, are entitled to vote at the annual meeting, or any postponement or adjournment of the meeting. Each shareholder has one vote per share on all matters to be voted on. On June 20, 2000, there were 7,866,802 shares of common stock outstanding.

WHAT AM I VOTING ON? ________________________________

   You will be asked to elect nominees to serve on the Board of Directors, to approve an amendment to our charter to change our name to "ePainRx Inc.," to approve the elimination of certain of our obligations related to possible future issuances of common stock in excess of Nasdaq limitations, and to approve an amendment to our charter to increase our authorized capital stock. We are not aware of any other matters to be presented for action at the meeting. If any other matter requiring your vote should arise, your proxy holders, Michael M. Barbour and James L. Sturgeon, will vote in accordance with their best judgment.

HOW DOES THE BOARD OF DIRECTORS
RECOMMEND I VOTE ON THE PROPOSALS?  _________________

   The Board recommends a vote FOR each of the nominees, FOR the name change, FOR the approval of the elimination of certain of our obligations related to possible future issuances of common stock in excess of Nasdaq limitations, and FOR the increase to the number of shares of authorized capital stock that we are entitled to issue.

HOW DO I VOTE? ______________________________________

   Sign and date the proxy card you receive and return it in the prepaid envelope. If you sign your proxy card, but do not mark your choices, your proxy holders, will vote for the persons nominated for election as directors, for the name change to "ePainRx Inc.," for the approval of the elimination of certain of our obligations related to possible future issuances of common stock in excess of the Nasdaq limitations, and for the increase to the number of shares of capital stock that we are entitled to issue.

CAN I REVOKE MY PROXY? ______________________________

   You can revoke your proxy card at any time before it is exercised. To do so you must:

   o give written notice of revocation to the Corporate Secretary at the address listed on the front page of this proxy statement;

   o  submit another properly signed proxy card with a more recent date; or

   o   vote in person at the meeting.

WHAT IS A QUORUM? ___________________________________

   A "quorum" is the presence at the meeting, in person or by proxy, of the holders of the majority of the outstanding shares. There must be a quorum for the meeting to be held. Abstentions are counted for purposes of determining the presence or absence of a quorum. Shares held by brokers in street name and for which the beneficial owners have withheld the discretion to vote from brokers are called "broker non-votes." They are not counted to determine if a quorum is present and are not considered a vote cast under Texas law.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM? _________

   The director nominees will be elected by a plurality of the votes cast at the annual meeting. The charter amendments to be considered at the meeting require the affirmative vote of the holders of two-thirds of the outstanding shares of our common stock. In a plurality vote, abstentions are not considered a vote cast and will not affect the outcome. All other matters to be considered at the meeting require the affirmative vote of a majority of the votes cast. In a majority vote and a vote of oustanding shares, however, express abstentions will have the effect of a vote against a particular matter. Broker non-votes will have the effect of a vote against the charter amendments, but will not affect the outcome of any other matters presented at the annual meeting because they are not considered a vote cast under Texas law.

WHO WILL COUNT THE VOTE? _____________________________

   The Inspector of the Election appointed by us will be present to tabulate the votes cast by proxy or in person at the annual meeting.

WHAT ARE THE DEADLINES FOR SHAREHOLDER
PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING? ____________

   You may submit proposals on matters appropriate for shareholder action at future annual meetings by following the rules of the Securities and Exchange Commission. We must receive proposals intended for inclusion in next year's proxy statement and proxy card no later than March 30, 2001.

   If you want to present a proposal from the floor at the next annual meeting, we must receive notice of your proposal no earlier than May 1, 2001, but no later than June 15, 2001. All proposals and notifications should be addressed to the Corporate Secretary at the address listed on the front of this proxy statement.

HOW MUCH DID THIS PROXY SOLICITATION COST? __________

   We have engaged a shareholder solicitation service to solicit proxies for us and anticipate fees of approximately $5,000. We will also reimburse banks, brokerage firms and other institutions, nominees, custodians and fiduciaries for their reasonable expenses for sending proxy materials to beneficial owners and obtaining their voting instructions. Our directors, officers and regular employees and those of our subsidiaries may solicit proxies personally or by telephone or facsimile without additional compensation.

--------------------------------------------------------------------------------
                        ITEM 1 -- ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

    NOMINEES____________________________________________________________________

   The board of directors was increased from six to seven members. Seven directors will be elected at the annual meeting. Directors will serve until the next annual meeting or until their earlier resignation or removal. If any nominee is not available for election, proxies will be voted for another person nominated by the Board of Directors or the size of the Board of Directors will be reduced. Three members of the Board of Directors elected at last year's annual meeting are standing for election this year.

   The nominees are:

--------------------------------------------------------------------------------
MICHAEL M. BARBOUR
DIRECTOR SINCE 1991
AGE 55
--------------------------------------------------------------------------------

   Mr. Barbour has severed as our President and Chief Executive Officer since May 1991. He has over 32 years of experience in the healthcare field. Before forming Lasermedics, Inc., our predecessor, he was the President of The Houston Laser Institute, from January 1987 to April 1991, which he founded to train doctors in the medical and surgical use of lasers. From April 1984 to January 1987, he was President of Surgimedics, a Houston, Texas, manufacturer and distributor of medical products. He graduated from the University of Houston in 1967 with a B.B.A. in marketing.

--------------------------------------------------------------------------------
PEDRO A. RUBIO, M.D., PH.D.
DIRECTOR SINCE JANUARY 1996
AGE 55
--------------------------------------------------------------------------------

   Dr. Rubio has been a director since January 1996. He is currently a Clinical Associate Professor of Surgery at the University of Texas Health Science Center in Houston. He served as World President of the International college of Surgeons in 1995, and was Chairman of the Department of Surgery at the Columbia/HCA Medical Center Hospital in Houston from 1976 to 1994, when he became Chairman Emeritus. Dr. Rubio is a member of the European Academy of Sciences, the Mexican Academy of Medical Sciences and the Academia Mexicana de Cirugia. He is a diplomat of eleven American and Mexican medical boards and holds sub-specialty certifications in two fields. He holds the degrees of Bachelor of Science, Master of Science in surgical Technology, Doctor of Philosophy in Biomedical technology and Doctor of Medicine and Surgery. He is Chairman of the Board and Medical Director of the National Association of Preferred Providers. He is also a widely published author, as well as a medical legal consultant, mediator and arbitrator.

--------------------------------------------------------------------------------
KENNETH W. DAVIDSON
DIRECTOR SINCE 1996
AGE 53
--------------------------------------------------------------------------------

   Mr. Davidson has been a director since April 1996. He has also been President, Chief Executive Officer and Chairman of the Board of Maxxim Medical, Inc. since November 1986, and a director since 1982. For more information about his relationship with Maxxim, see the section below entitled "Certain Relationships and Related Transactions." He is a director of Encore Orthopedics, Inc., a designer and manufacturer of implantable orthopedic devices, Bovie Medical Inc., a designer and manufacturer of electrical surgical equipment and Florida Bank of Pinellas, all of which are publicly traded companies. Mr. Davidson is also a director of Relda, Inc., a privately held manufacturing company and is a Trustee of AORN Foundation.

--------------------------------------------------------------------------------
WALTER CUNNINGHAM, COLONEL, USMCR, RETIRED
DIRECTOR NOMINEE
AGE 68
--------------------------------------------------------------------------------

   Walter Cunningham holds a Masters of Science degree in physics from the University of California at Los Angeles and is a graduate of the Advanced Management Program at the Harvard Graduate School of Business. He has forty-five years of management experience, including serving as President of Hydrotech Development Company, an offshore engineering company, and as Senior Vice President and Director of 3D International, an international architectural and engineering concern. He has founded and served as the managing general partner of venture capital pools, The Genesis Fund and UNCO Ventures S.B.I.C. Col. Cunningham began his career in the United States Marine Corps, and he holds the present rank of Col. USMCR-Retired. In eight years with NASA, Cunningham was NASA's second civilian astronaut and flew on the first manned flight of the Apollo Program. Currently, he is host of LIFT-OFF TO LOGIC, a radio talk show.

--------------------------------------------------------------------------------
J. TERRY MANNING
DIRECTOR NOMINEE
AGE 52
--------------------------------------------------------------------------------

   Mr. Manning is a certified public accountant with thirty years of business and executive management experience. He received his BBA in Accounting from the University of Notre Dame in 1970. He is a retired partner of BDO Seidman, LLP, an accounting and consulting firm. At BDO Seidman, he has held several management positions, including serving as a member of the firm's board of directors. He also served as BDO Seidman's Vice Chairman of Finance and Administration, as managing partner of their Richmond, Virginia office, as National Director of Strategic Planning, as National Director of Human Resources, and as a member of the firm's Accounting and Auditing Editorial Board. He also served as one of BDO Seidman's Regional SEC Directors. Mr. Manning is also a former member of AICPA's committee on SEC Regulations.

--------------------------------------------------------------------------------
GABRIEL L. SHAHEEN
DIRECTOR NOMINEE
AGE 46
--------------------------------------------------------------------------------

   Mr. Shaheen is President and CEO of GLS Capital Ventures, LLC and a principal of Nxstar Ventures, LLC, companies that provided advisory services to financial services companies. Mr. Shaheen has over 20 years experience in the insurance industry, serving in a number of capacities with Lincoln National Corporation. Certain positions include serving as president and chief executive officer of Lincoln National Life Insurance Company from January 1998 to December 1999 and managing director of Lincoln UK, which provided Lincoln National's life, pension and unit trust operations in the United Kingdom, from November 1996 to January 1998. Mr. Shaheen also served in various capacities, including President and CEO of Lincoln RE, a health reinsurer, from August 1982 to November 1996. Mr. Shaheen received his B.A. from the University of Michigan in 1976 and his Masters Degree in Actuarial Science in 1977.

--------------------------------------------------------------------------------
JAMES L. STURGEON
DIRECTOR NOMINEE
AGE 49
--------------------------------------------------------------------------------

   Mr. Sturgeon joined the Company in March 2000 as Director of Finance and was elected Executive Vice President-Finance and Chief Accounting Officer in April 2000. From 1998 to February 2000, Mr. Sturgeon served as Executive Vice President- Commercial Banking at Compass Bank, Houston. Mr. Sturgeon has twenty five years of commercial banking experience working primarily with middle market companies. From 1993 through 1997, he was Executive Vice President-Corporate Financial Services for Comerica Bank-Texas. Mr. Sturgeon serves on the Boards of Directors of several civic and charitable organizations. Mr. Sturgeon received a B.B.A. degree from the University of Houston in 1973 and an M.B.A. degree from Southern Methodist University in 1977.


   BOARD COMMITTEES AND MEETING ATTENDANCE _____________________________________

   During 1999, the Board of Directors had two committees, the Audit and Compensation Committees. These committees report their actions to the full Board at its next regular meeting.

   The Board of Directors does not currently have a nominating committee. Committee membership and the functions of those committees are described below.

   During 1999, the Board of Directors held nine meetings. All directors attended at least 75% of the total meetings of the Board and the committees on which they serve.

   The current members of the Audit Committee are Chadwick F. Smith, MD and Kenneth W. Davidson; however, Mr. Smith is not standing for re-election at the annual meeting. Our board of directors intends to appoint three independent directors to the committee following the annual meeting. The committee met one time during 1999.

   The current members of the Compensation Committee are Pedro A. Rubio, MD, Ph.D and Ernest D. Henley, Ph.D; however, Dr. Henley is not standing for re-election at the annual meeting. The committee met one time during 1999.

AUDIT COMMITTEE _____________________________________

   The Board of Directors has adopted a written charter for the audit committee, a copy of which is attached hereto as Appendix A and is incorporated herein by reference. The three independent members will be appointed to the committee following the annual meeting. Set forth below is a brief description of the functions of the audit committee:

   o Examines the activities of our independent auditors to determine whether their activities are reasonably designed to assure the soundness of accounting and financial procedures.

   o Reviews our accounting policies and the objectivity of our financial reporting.

   o Considers annually the qualifications of our independent auditors and the scope of their audit and makes recommendations to the Board as to their selection.

COMPENSATION COMMITTEE ______________________________

   o Reviews and determines the salaries for senior executive officers and key officers and employees who participate in various incentive compensation plans.

   o Approves the granting of stock options, including the number of shares subject to and the exercise price of, each stock option granted under our various stock option plans.

   o Reviews personnel compensation policies, benefit programs, and any major changes to such policies and programs, as well as administering them.

    COMPENSATION OF DIRECTORS __________________________________________________

DIRECTORS' EQUITY COMPENSATION PLANS ________________

   Effective January 15, 1996, the Board of Directors adopted the following plans which were approved by our shareholders in July 1996:

                                                       AGGREGATE AMOUNT
                                                       OF COMMON STOCK         TYPES OF AWARDS                  AMOUNT
        NAME OF PLAN         ELIGIBLE PARTICIPANTS      ISSUABLE (1)         ISSUABLE UNDER PLAN               OF AWARD
-------------------------  -------------------------  ------------------ ---------------------------  --------------------------
1996 Incentive Stock Plan  Officers, Employees,           1,200,000      Options, Restricted          Determined by
                           Consultants and                               Stock, Phantom Stock,        Compensation
                           Employee Directors                            Common Stock, Cash           Committee
                                                                         Bonus

1996 Non-Employee          Non-Employee Directors          250,000       Non-Qualified Stock          Option for 25,000 shares
Directors Stock Option                                                   Options (2)                  upon initial election;
Plan                                                                                                  option for 10,000 shares
                                                                                                      upon re-election

------------------

(1) On February 17, 1998, we filed a registration statement on Form S-8 covering all of the shares issuable under both plans with the Securities and Exchange Commission.

(2) The Company may also pay a cash fee to non-employee directors for serving on and attending meetings of the Board of Directors. The Board of Directors sets the amount of such fees from time to time. During 1999, our non-employee directors were not paid for attendance at meetings of the Board of Directors.

1999 TOTAL DIRECTOR COMPENSATION ____________________

   The following table shows all components of 1999 director compensation:

                                                                                               STOCK OPTIONS (1)
                                                                            ------------------------------------------------------
                                                                                                       1996-NON-EMPLOYEE DIRECTORS
                                        CASH COMPENSATION                   1996 INCENTIVE                        STOCK
         TYPE OF DIRECTOR                  PER MEETING                      STOCK PLAN (2)                     OPTION PLAN
----------------------------------      -----------------                   --------------             ---------------------------
Employee Directors                            ------                             ------                             ------
Non-employee Directors                        ------                             ------                             10,000

(1) Amounts shown are the maximum number of shares of common stock acquirable under each option.

(2) On June 26, 2000, options to purchase 150,000 shares of common stock were issued to each of Messrs. Barbour and Sturgeon, both of which are standing for election to the Board of Directors.

   EXECUTIVE OFFICERS __________________________________________________________

   Our executive officers serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board of Directors at its first meeting after the annual meeting of shareholders.

   All of our executive officers are listed in the following table:

NAME                 AGE   POSITION
----                 ---   --------
Michael M. Barbour   55    Director, President and Chief Executive Officer
James L. Sturgeon    49    Executive Vice President-Finance and Chief Accounting
                           Officer

SUMMARY OF EXECUTIVE COMPENSATION ___________________

   The following table provides information concerning compensation paid or accrued during the fiscal years ended December 31, 1999, 1998 and 1997 to our three highest paid executive officers, Messrs. Barbour and Sudduth. During 1999, 1998 and 1997, no other executive officers received compensation which exceeded $100,000. We have no current employment agreements with our executive officers.

                                                SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       LONG TERM
                                                                                                                      COMPENSATION
                                                                              ANNUAL COMPENSATION                        AWARDS
                                                               --------------------------------------------------     -------------
                                                                                                                       SECURITIES
                                                                                                     OTHER ANNUAL      UNDERLYING
           NAME AND PRINCIPAL POSITION                YEAR         SALARY           BONUS            COMPENSATION     OPTIONS (#)
-------------------------------------------------     ----     ---------------   -------------       ------------     -------------
Michael M. Barbour                                    1999            $178,460         $26,180           --               11,666
PRESIDENT AND CHIEF EXECUTIVE OFFICER                 1998            $147,200         $50,000           --               11,666
                                                      1997            $160,000         $40,000           --                3,333

Dan D. Sudduth                                        1999            $157,480         $15,950           --               11,666
CHIEF FINANCIAL OFFICER (1)                           1998            $138,000         $30,000           --               11,666
                                                      1997            $134,811              --           --                3,333

(1) Mr. Sudduth retired from his position as Executive Vice President and Chief Financial Officer in February 2000. Mr. Sudduth is not standing for re-election to the board.

     During 1999, no stock options were granted to Messrs. Barbour and Sudduth. On June 26, 2000, each of Messrs. Barbour and Sturgeon were granted immediately exercisable options to purchase 150,000 shares of common stock which have an exercise price of $2.67 per share. The following table provides certain information about option exercises during 1999 by Messrs. Barbour and Sudduth:

                            AGGREGATED OPTION EXERCISES DURING 1999 AND YEAR END OPTION VALUES
----------------------------------------------------------------------------------------------------------------------------------
                           SHARES                           NUMBER OF SECURITIES UNDERLYING             VALUE OF UNEXERCISED
                        ACQUIRED ON        VALUE               UNEXERCISED OPTIONS AT             IN-THE-MONEY OPTIONS AT FISCAL
        NAME              EXERCISE        REALIZED               FISCAL YEAR END (#)                 YEAR END REALIZED ($) (1)
----------------------  -----------       --------         ---------------------------------      --------------------------------
                                                           EXERCISABLE         UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
                                                           ---------------    --------------      -------------      -------------
Michael M. Barbour          --               --                    250,000            10,000               --                 --
Dan D. Sudduth              --               --                     60,000            10,000               --                 --

(1) Calculated by multiplying the number of shares underlying outstanding in-the-money options by the difference between the last sales price of the common stock on December 31, 1999 ($1.72 per share) and the exercise prices, which range between $1.75 and $7.88 per share. Options are in-the-money if the fair market value of the underlying common stock exceeds the exercise price of the option.

VOTING AGREEMENTS REGARDING ELECTION ________________

   Under the terms of a purchase agreement between us and Maxxim Medical, Inc. dated April 30, 1996, we acquired certain assets and assumed certain liabilities of the Henley Healthcare Division of Maxxim. Dr. Smith, Mr. Barbour and Maxxim entered into a voting agreement related to the purchase agreement under which Dr. Smith and Mr. Barbour agreed to vote their shares of common stock for a designee of Maxxim until certain specified conditions are met. Under the voting agreement, Mr. Davidson was designated by Maxxim to be its designee and was named as one of our directors effective May 1, 1996. Mr. Davidson is nominated for re-election at the annual meeting.

    SECURITIES OWNERSHIP OF MANAGEMENT ______________

   The following table contains information about the number and percentage of shares of common stock beneficially owned on June 27, 2000, by:

  o any person or group known by us to beneficially own 5 percent or more of our common stock;

  o   each executive officer;

  o   each director, and

  o   all executive officers and directors as a group

                  NAME AND ADDRESS                         AMOUNT AND NATURE OF BENEFICIAL
                BENEFICIAL OWNER (1)                                OWNERSHIP (2)                            PERCENT OF CLASS
------------------------------------------------------     -------------------------------                   ----------------
Maxxim Medical, Inc.
      10300 49th Street North
      Clearwater, FL 33762                                         2,134,500  (3)                                 29.4%
Chadwick F. Smith, MD (10)
      1127 Wilshire Blvd.
      Los Angeles, California 90017                                  540,666  (4)                                  7.4%
Michael M. Barbour                                                   641,748  (5)                                  8.8%
Pedro A. Rubio, MD, Ph.D.                                            239,128  (6)                                  3.3%
Dan D. Sudduth (10)                                                  158,511  (7)                                  2.2%
Ernest J. Henley, Ph.D. (10)                                          55,000  (8)                                   *
Kenneth W. Davidson
      10300 49th Street North
      Clearwater, FL 33762                                            30,000  (8)                                   *
James L. Sturgeon                                                    162,250 (11)                                  2.2%
Walter Cunningham (12)                                                   --                                         *
J. Terry Manning (12)                                                    --                                         *
Gabriel L. Shaheen (12)                                                  --                                         *
All Executive Officers and Directors as a
Group (10 persons)                                                 1,827,303                                      25.2%

-------------------

*  Less than 1.0% of outstanding shares

NOTES TO BENEFICIAL OWNERSHIP TABLE ON PREVIOUS PAN

(1) Unless otherwise specified, the address of each beneficial owner is Henley Healthcare, Inc., 120 Industrial Boulevard, Sugar Land, Texas 77478.

(2) Except as otherwise indicated, all shares are beneficially owned, and the sole investment and voting power is held, by the person named. This table is based on information supplied by the officers, directors and principal shareholders and reporting forms, if any, filed with the Securities and Exchange Commission on behalf of such persons. A person is deemed to beneficially own shares of common stock underlying options, warrants or other convertible securities if the stock can be acquired by such person within sixty days of the date hereof.

(3) In addition to holding 1,025,000 shares of common stock, Maxxim is the holder of the Maxxim Note, which is currently convertible into 1,500,000 shares of common stock (subject to adjustment). See "Certain Relationships and Related Transactions."

(4) Includes 245,000 shares issuable upon exercise of currently exercisable options.

(5) Includes 390,000 shares issuable upon exercise of currently exercisable options, of which 150,000 were issued to Mr. Barbour at the June 26, 2000 Board of Directors meeting.

(6) Includes 88,333 shares issuable upon exercise of currently exercisable options.

(7) Includes 75,000 shares issuable upon exercise of currently exercisable options or warrants.

(8) The 55,000 and 30,000 shares listed for each of Dr. Henley and Mr. Davidson, respectively, consist entirely of warrants and/or options exercisable as of the date hereof and do not include the 2,525,000 shares beneficially owned by Maxxim Medical, Inc., of which Dr. Henley and Mr. Davidson are directors. Dr. Henley and Mr. Davidson disclaim beneficial ownership of all shares owned by Maxxim.

(9) Includes 1,667 shares issuable upon exercise of currently exercisable options.

(10) Messrs. Smith, Sudduth and Henley are not standing for re-election to the board.

(11) Includes 150,000 shares issuable upon exercise of currently exercisable options which were issued to Mr. Sturgeon at the June 26, 2000 Board of Directors meeting.

(12) Each will receive options to purchase 25,000 shares of common stock upon election to the Board of Directors.


SECTION 16(A) --BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE ________________________________

   Based on our records, we believe that in 1999 all of our directors, officers and principal shareholders complied with all Securities and Exchange Commission reporting requirements applicable to them.

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION _______________________________

   The current members of the Compensation Committee are Ernest D. Henley, MD, Ph.D and Pedro A. Rubio, MD, Ph.D; however, Dr. Henley is not standing for re-election at the annual meeting. Dr. Henley is currently employed by Maxxim and provides consulting services for us from time to time. See "Certain Relationships and Related Transactions."

COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION ______________________________

   The Compensation Committee is comprised of outside directors whose role is to recommend to the board of directors the compensation to be paid to our officers and key employees and the compensation of the board of directors. In addition, except as otherwise provided in any specific plan adopted by the board of directors, the committee is responsible for administration of executive compensation plans, stock option plans, including the 1996 Stock Incentive Plan, and other forms of direct or indirect compensation of officers and key employees. Presently, Michael M. Barbour, our President and Chief Executive Officer and James L. Sturgeon, our Executive Vice President-Finance and Chief Accounting Officer, are paid an annual salary of $178,460 and $157,800, respectively. See "Executive Compensation."

Ernest D. Henley, M.D., Ph.D.
Pedro A. Rubio, M.D., Ph.D.

PERFORMANCE GRAPH ___________________________________

   The following graph illustrates the yearly percentage change in the cumulative shareholder return on our common stock, compared with the cumulative total return on the Nasdaq Stock Market (U.S. Companies) Index and an index of peer companies selected by us, for the five years ended December 31, 1999. The comparison assumes $100 was invested in our common stock and each of the foregoing indices and, where applicable, assumes reinvestment of dividends. Included in our 1999 peer group are the following companies: Rehabilicare, Inc.; IOMED, Inc.; Dynatronics Corporation; Zevex International, Inc.; and Cybex International, Inc.


                  HENLEY STOCK PRICE VS. NASDAQ AND PEER GROUP

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
               VALUE OF INVESTMENT OF $100 ON DECEMBER 31, 1995





                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]







                                        FISCAL YEAR ENDED
                        ----------------------------------------------------
                          1995       1996       1997       1998       1999
                        --------   --------   --------   --------   --------
Nasdaq ..............        100        122        149        208        387
Peer Group ..........        100        102        143         82        109
Henley Healthcare,
 Inc. ...............        100        144        156         69         55

    CERTAIN RELATIONSHIPS AND
    RELATED TRANSACTIONS ____________________________


   On April 30, 1996, we signed an agreement with Maxxim, under which we purchased certain assets and assumed certain liabilities for a purchase price of approximately $13.5 million. The purchase price was paid by the issuance of our convertible subordinated promissory note in the principal amount of $7 million, with the balance of the purchase price paid in cash provided through bank financing. Mr. Davidson and Dr. Henley are currently employed by Maxxim, with Mr. Davidson serving as Chairman of the Board, Chief Executive Officer and President and Dr. Henley serving as a director and consultant. Dr. Henley's consulting agreement, which was entered into in 1987, was acquired in the transaction with Maxxim. The agreement included a monthly consulting fee of $5,833 and terminated on October 31, 1997.

   In 1999, Dr. Henley, performed consulting services for us on an as-needed basis for a monthly fee of $1,750. Dr. Henley continues to perform consulting services for us from time to time under this arrangement. Dr. Henley is not standing for re-election to the Board of Directors.

   In connection with the April 1996 agreement with Maxxim, we issued Maxxim a convertible subordinated promissory note in the principal amount of $7 million. Effective May 1, 2000, we amended the subordinated note with respect to certain interest payments and mandatory redemption provisions. The note is due and payable on May 1, 2003 with interest payable semi- annually on November 1 and May 1 of each year and calculated at a rate equal to 2 percent per year and increasing at a rate of 2 percent per year. The amendment provides that such interest installments which were due on May 1 and November 1, 2000 are deferred until May 1, 2001. The note is secured by a second lien on substantially all of our assets. We may redeem all or any portion of the outstanding principal amount of the note at redemption prices ranging from 104 percent to 110 percent of the principal amount being redeemed, depending upon when the redemption occurs. In addition, the note is subject to mandatory redemption in annual principal installments of $l.4 million beginning on May 1, 1999 at premiums starting at 7 percent and decreasing by 1 percent each year. The amendment provides that all past due mandatory principal redemption payments and redemption payments payable on May 1, 2000 are deferred until May 1, 2001. We are also required to redeem 40 percent of the note upon the completion of a public offering. The note was originally convertible into common stock at a conversion price of $3 per share. However, the conversion price was lowered to $2 per share during September 1997 in connection with certain amendments to our credit facilities with Comerica Bank at that time. Upon any default under the note, the conversion price will be automatically adjusted to an amount equal to the lesser of the conversion price then in effect or 80 percent of the average market price for our common stock for the 30 trading days immediately before the default. The conversion price is also subject to adjustment upon the occurrence of certain events, including issuances of common stock for less than the conversion price, to provide antidilution protection.

   In addition to the compensation earned by the named executive officers, Steve Barbour, brother of Michael M. Barbour, our Chief Executive Officer, received $87,718 in compensation during 1999 as sales manager.

   INDEPENDENT AUDITORS _____________________________

   Arthur Andersen LLP has served as our independent auditors since October 1997. We have not proposed any formal action to be taken at the annual meeting concerning the continued employment of Arthur Andersen.

   Representatives of Arthur Andersen plan to attend the annual meeting and will be available to answer appropriate questions. Its representatives will be able to make a statement at the meeting if they wish, but we do not expect them to do so.

   Before October 1997, Goldstein Golub Kessler & Company, P.C., certified public accountants, served as our independent auditors. During 1997, the audit committee of the Board of Directors considered several independent public accounting firms for possible selection as our auditors for 1997, including (30K. After this review, Arthur Andersen was selected as our independent auditors for 1997. Management had no disagreement with (30K on any material matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. GGK's report on the financial statements for the year ended December 31, 1996 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

--------------------------------------------------------------------------------
                     ITEM 2 -- APPROVAL OF AN AMENDMENT TO
                   OUR ARTICLES OF INCORPORATION TO CHANGE
                          OUR NAME TO "EPAINRX INC."
--------------------------------------------------------------------------------


   NAME CHANGE _________________________________________________________________

   On June 26, 2000, the board of directors approved an amendment to our Articles of Incorporation to change our name from Henley Healthcare, Inc. to "ePainRx Inc.," declaring its advisability and directing that the proposed amendment be submitted to the shareholders at the next annual meeting.

   The amendment reflects our new e-commerce strategy and the board's desire to communicate the direction of our business.

   If approved, Article One of our Articles of Incorporation will be amended to read as follows: The name of the corporation is ePainRx Inc. (the
"Corporation").

   VOTE REQUIRED _______________________________________________________________

   Holders of two-thirds of the outstanding common stock entitled to vote at the annual meeting must affirmatively vote to approve the amendment to our Articles of Incorporation to change our name to "ePainRx Inc." Our Board of Directors recommends that you vote FOR this item of business.

--------------------------------------------------------------------------------
                     ITEM 3 -- APPROVAL OF THE ELIMINATION
                    OF OUR REDEMPTION OBLIGATIONS RELATED
                    TO POSSIBLE FUTURE ISSUANCES OF COMMON
                    STOCK IN EXCESS OF NASDAQ LIMITATIONS
--------------------------------------------------------------------------------


   THE SERIES C PRIVATE PLACEMENT ______________________________________________

   On May 23, 2000, we sold 2,500 shares of Series D Convertible Preferred Stock, convertible into shares of common stock for an aggregate purchase price of $2,500,000 to The Endeavour Capital Fund S.A., Esquire Trade & Invest, Inc., and Celeste Trust Reg in a private placement. In connection with the acquisition of the Series D shares, we also issued to the purchasers warrants to acquire 200,000 shares of common stock.

   An additional 1,000 Series D shares for a purchase price of $1,000,000 will be paid by the purchasers upon notice by us to the escrow agent specifying an additional closing date.

   The sale of the additional 1,000 Series D shares will not occur until the later of:

   o 60 days after the effective date of registration statement covering the resale of the common stock issuable upon conversion of the Series D shares and exercise of the related warrants, or

   o  10 days after we deliver the notice.

   The Series D shares were sold through Union Atlantic LC and Unit Atlantic Capital L.C.

   SUMMARY OF NASDAQ LIMITATIONS _______________________________________________

   Under the Nasdaq SmallCap Market rules, we may not list or issue shares in excess of 20% of our outstanding common stock until we obtain your approval. Therefore, until we receive your approval, the Series D shareholders may not convert their preferred shares or exercise their related warrants into more than 1,450,788 shares of common stock.

   Under the terms of an agreement with the Series D shareholders, we have agreed to seek your approval at the annual meeting for the issuances of the full amount of shares of common stock issuable upon conversion of the Series D and the exercise of the related warrants to eliminate this limitation imposed by The Nasdaq SmallCap Market rules.

   CONSEQUENCES IF WE DO NOT OBTAIN YOUR APPROVAL ______________________________

   If we do not obtain your approval, we will be prohibited under the terms of our listing agreement with the Nasdaq from issuing more than approximately 1,450,788 shares of common stock in connection with the placement of the Series D shares and related warrants. This number of shares is slightly less than 20% of the shares of common stock outstanding on the record date, excluding any shares held in treasury. If we do not obtain your approval at the annual meeting, the holders of the Series D shares have the option of:

o converting their shares at a conversion price equal to the average closing bid price of the common stock for any 3 trading days, as chosen by the holder of the Series D Shares, during the 60 days prior to such conversion to the extent of the Nasdaq limitations, or

o requiring us to redeem at a premium for cash any portion of the Series D shares not convertible into common shares as a result of these Nasdaq limitations.

   SUMMARY OF SERIES D PREFERRED STOCK TERMS ___________________________________

DIVIDENDS ___________________________________________

   The Series D shares bear a 6% cumulative dividend payable to the holders of the Series D shares on the date of each conversion into shares of common stock. The dividends shall be payable in cash or in common stock at our option.

VOTING RIGHTS _______________________________________

   The Series D shareholder has no voting power whatsoever, except as otherwise provided by Texas law. This means that whenever the vote of a particular class of stock that includes the Series D shares is required for a particular matter, the Series D shareholder will be entitled to vote on that matter.

LIQUIDATION PREFERENCE ______________________________

   If we liquidate, dissolve or wind up our operations, the Series D shareholder and the holders of any other classes of stock that rank equal to or higher than Series D shares will receive a distribution equal to the stated value of their shares, plus any accrued and unpaid dividends. If our assets at the time of liquidation are not sufficient to satisfy the liquidation value of the Series D shares and the other preferred classes of stock, then the holder of those securities will each receive their pro-rata portion of our assets legally available for distribution at that time.

REDEMPTION __________________________________________

   The Series D shares may be redeemed under certain circumstances. The Series D shareholder may require us to redeem the Series D shares if:

   o the number of shares reserved for issuance upon conversion falls below certain thresholds; or

   o we notify the Series D shareholder that we will not issue any common stock upon conversion of its Series D shares.

   At any time we may redeem the Series D shares instead of allowing a conversion of the shares and issuing common stock. The redemption price is determined by a formula in the Series D Statement of Designation which includes a premium over the face value of the shares.

   We must also redeem any Series D shares that cannot be converted into common stock due to Nasdaq limitations. See the section above entitled "Consequences If We Do No Obtain Your Approval."

RANKING _____________________________________________

   For purposes of distribution of assets upon our liquidation, dissolution or winding up, the Series D shares rank:

   o  higher than the common stock;

   o higher than any class or series of stock created in the future that, by its terms, ranks lower than the Series D shares;

   o lower than any class or series of stock created in the future that, by its terms, ranks higher than the Series D shares; and

   o lower than the Series A preferred stock, the Series B preferred stock, the Series C Preferred Stock and any other class or series of stock created in the future.

CONVERSION __________________________________________

   The Series D shares are convertible into common stock at the lesser of:

   o 105% of the average closing bid price for our common stock as reported by Bloomberg L.P. for the 10 consecutive trading days immediately proceeding the initial issuance of the Series D shares.

   o the amount obtained by multiplying .8 by the average closing bid price for our common stock as reported by Bloomberg L.P. for the lowest three trading days during the period beginning on the fifteenth day prior to the conversion date for such conversion and ending on such conversion date.

REGISTRATION RIGHTS _________________________________

   We agreed to prepare and file a registration statement with the SEC to register at least 200% of the number of shares of common stock issuable at the time of filing on the conversion of the Series D shares and the related warrants on or before June 22, 2000.

   We filed a registration statement on June 16, 2000 with respect to the Series D Shares, which was declared effective on July 5, 2000.

NO SHORT SALES ______________________________________

   The Series D shareholder has agreed not take any action intended to increase or decrease the trading price of the common stock during any period when this type of activity could affect the conversion price of the Series D shares.

    EFFECT OF CONVERSION OF PREFERRED
    STOCK AND RELATED WARRANT ON YOU ___________________________________________

   When the Series D shareholders convert their shares of preferred stock and exercise their related warrants, we will issue the amount of common stock required by the Series D Statement of Designation and the warrants. The issuance of common stock on the conversion of the preferred stock and exercise of the related warrants will have no effect on your rights or privileges as common shareholders, other than reducing your voting power and economic benefit in proportion to the percentage of the outstanding common shares you own at the time of the issuances. Before conversion of their preferred shares, the Series D shareholders will have a higher liquidation preference if we dissolve or liquidate.

   The exact number of shares of common stock issuable on conversion of the Series D shares cannot currently be determined, but the amount of any issuances will vary inversely with the market price of the common stock. Your economic benefits and voting power may be diluted by issuances of common stock on conversion of the Series D shares and exercise of the related warrants to an extent that depends on:

  o   the future market price of the common stock;

  o the timing of the conversions of Series D shares and exercise of the related warrants; and

   o whether we opt to pay cash to the Series D shareholders in lieu of issuing additional shares of common stock.

   USE OF PROCEEDS AND CERTAIN RELATIONSHIPS ___________________________________

USE OF PROCEEDS _____________________________________

   We received net proceeds of approximately $2,475,000 from the Series D private placement, which we used:

   o to pay approximately $200,000 owed to Endeavor Capital Fund S.A. for the loan provided by it prior to the private placement; and

   o to pay approximately $1,400,000 of certain indebtedness owed to Comerica Bank-Texas, N.A.; and

   We used the remaining $875,000 for general working capital purposes.

INTERESTS OF CERTAIN PERSONS ________________________

   Due to a contractual limitation in the Series D documents limiting its ownership at any one time to 9.99%, none of the purchasers of the Series D shares held 10 percent or more of our common stock, nor is it an affiliate of any of our directors, executive officers or 10 percent shareholders.

CERTAIN VOTING AND STANDOFF AGREEMENTS ______________

   We have received shareholder voting agreements from some of our directors and all of our executive officers directing all shares of common stock owned by them to be voted for the approval of this item of business. As of the record date these directors and executive officers have the power to vote 1,413,470 shares of common stock, representing 19.48% of our outstanding shares.

    VOTE REQUIRED ___________________________________

   A majority of the shares cast at the annual meeting must affirmatively vote to approve the elimination of our redemption obligations related to the possible issuance of common stock in excess of the Nasdaq limitation. Our Board of Directors recommends that you vote FOR this item of business.

--------------------------------------------------------------------------------
                      ITEM 4 -- APPROVAL OF AN AMENDMENT
                       TO OUR ARTICLES OF INCORPORATION
                     TO INCREASE AUTHORIZED CAPITAL STOCK
--------------------------------------------------------------------------------

   AUTHORIZED CAPITAL STOCK ____________________________________________________

   We are asking you to approve an amendment to our Articles of Incorporation to increase the authorized number of shares of capital stock from 22,500,000 to 60,000,000, consisting of 50,000,000 shares of common stock and 10,000,000 shares of preferred stock. Our Articles of Incorporation currently provide for two classes of stock, consisting of 20,000,000 shares of common stock and 2,500,000 shares of preferred stock.

   The proposed amendment will authorize sufficient additional shares of common stock to provide us with the flexibility to make such issuances as may be necessary in order for us to complete acquisitions or other corporate transactions and to issue shares in connection with the conversion of outstanding shares of convertible preferred stock, options and warrants.

   The proposed amendment to our Articles of Incorporation, authorizing an additional 37,500,000 shares of capital stock, would facilitate our ability to accomplish these goals and other business and financial objectives in the future without the necessity of delaying such activities for further shareholder approval, except as may be required in particular cases by our charter, applicable law or the rules of any stock exchange or other system on which our securities may then be listed.

   The amendment was approved by the board of directors declaring its advisability and directing that the proposed amendment be submitted to the shareholders at the next annual meeting.

   ARTICLES OF INCORPORATION ___________________________________________________

   If approved, the first paragraph of Article Four of our Articles of Incorporation will be amended to read as follows:

   The Corporation shall have the authority to issue two classes of shares, to be designated respectively, "Preferred Stock" and "Common Stock." The total number of shares which the Corporation is authorized to issue is 60,000,000. The number of Preferred shares authorized is 10,000,000 and the par value of each such share is Ten Cents ($.10). The number of Common shares authorized is 50,000,000, and the par value of each such share is One Cent ($.01).

   VOTE REQUIRED _______________________________________________________________

   Holders of two thirds of our outstanding common stock entitled to vote at the annual meeting must affirmatively vote to approve the amendment to our Articles of Incorporation to increase our authorized capital stock. Our Board of Directors recommends that you vote FOR this item of business.

   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE _____________________________

   We incorporate by reference the following documents into this proxy statement:

   1. Annual Report on Form 10-KSBA for the year ended December 31, 1999.

   2. Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

   The Annual Report on Form 10-KSBA for the year ended December 31, 1999 has been mailed to each shareholder entitled to vote at the annual meeting. Individual investors may request our Form 10-KSBA, Form 10-Q and other information by calling (281) 276-7000 or write to us at: Henley Healthcare, Inc., 120 Industrial Boulevard, Sugar Land, Texas 77478.

   AVAILABLE INFORMATION ____________________________

   We are subject to the information requirements of the Securities Exchange Act of 1934 and are required to file reports, proxy statements and other information with the SEC. The reports, proxy statements and other information that we file may be inspected and copies at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC Regional Offices located at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60621-2511, or on the SEC's Internet website at http://www.sec.gov. You may obtain copies of these materials by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                                                                      APPENDIX A

                           AUDIT COMMITTEE CHARTER
                          FOR HENLEY HEALTHCARE INC

                                JUNE 12, 2000

      The Board of Directors shall appoint an Audit Committee of the Board of Directors consisting of at least three outside Directors, designating one as Chairman of the Audit Committee. Each member of the Audit Committee shall meet the independence and experience requirements of NASDAQ. All members shall be independent of management and free from any relationship that would interfere with the exercise of independent judgment as an Audit Committee member, as determined by the Board of Directors in its business judgment. All Committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee. At least one member shall have accounting or related financial management expertise.

      In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not necessarily accountants or auditors or experts in the fields of accounting or auditing. As such, the Committee and its members are not providing any expert or special assurances as to the Company's financial statements or any professional certification as to the independent auditor's work. Each member of the Audit Committee shall be entitled to rely upon the integrity of those it receives information from and the accuracy of the financial and other information provided to the Committee, absent actual knowledge to the contrary.

      In carrying out its oversight responsibilities, the Audit Committee will:

      1) Review and recommend to the Board of Directors the independent accountants to be selected to audit the annual financial statements and review the quarterly financial statements of the Company.

      2) In exercising its oversight responsibilities for the external audit function, the Audit Committee will:

            a) Review and approve the scope of the external audit.

            b) Review and approve fees paid to the independent accountants.

            c) Ensure the independent accountants deliver to the Audit Committee annually a formal written statement delineating all relationships between the independent accountants and the Company and addressing at least the matters set forth in Independence Standards Board Standard No. 1 and discuss with the independent accountants any relationships or services disclosed in such statement that may impact the objectivity and independence of the Company's independent accountants and recommend that the Board of Directors take appropriate action in response to this statement to satisfy itself of the independent accountants' independence.

            d) Obtain from the independent accountants assurance that the audit was conducted in a manner consistent with the procedures in Section l0A of the Securities Exchange Act of 1934, as amended.

            e) Request the independent accountants to confirm that they are accountable to the Board of Directors and the Audit Committee and that they will provide the Audit Committee with timely analyses of significant financial reporting and internal control issues.

            f) Review with management and the independent accountants the Company's internal controls, including computerized information system controls and security.

            g) Meet with the Company's independent accountants in executive session to discuss any matters the Audit Committee or the independent accountants believe should be discussed privately.

            h) Review with management significant risks and exposures identified by the independent accountants and discuss with management the steps necessary to manage such risks.

            i) Review with management and/or the independent accountants as appropriate:

                  (i) any difficulties the independent accountants encountered while conducting audits, including any restrictions on the scope of their work or on their access to required information;

                  (ii) the Company's annual financial statements and related footnotes;

                  (iii) the independent accountants audit of and report on the financial statements;

                  (iv) the qualitative judgments about the appropriateness and acceptability of accounting principles, financial disclosures, account adjustments, and underlying estimates;

                  (v) any significant difficulties or disputes with management encountered during the course of the audit;

                  (vi) any other matters about the audit procedures or findings that Generally Accepted Accounting Standards (GAAS) require the auditors to discuss with the Audit Committee.

                  (vii) any legal and regulatory matters that may have a
            material effect on the Company's financial statements, operations, compliance policies and programs.

      3) Report Audit Committee actions to the full Board of Directors and make appropriate recommendations, including whether the audited financial statements should be included in the Company's Annual Report on Form 10-K.

      4) Review and approve requests for any significant management consulting engagements to be performed by the independent accountants.

      5) Maintain open communications with the independent accountants, management and the Board of Directors.

      6) Conduct or authorize investigations into matters within its scope of responsibility in its sole discretion, and retain independent counsel, accountants or other experts to assist in the conduct of any such investigations, if the Audit Committee deems appropriate.

      7) Meet at least one time each year in person and at least three additional times per year by teleconference, or more frequently as circumstances require. A majority of the Audit Committee will constitute a quorum for any meetings, whether in person or by teleconference. The Chair of the Audit Committee may call an Audit Committee meeting whenever deemed necessary. The Chair of the Audit Committee should develop, in consultation with management when appropriate, the Audit Committee meeting agenda. The Audit Committee may ask members of management or others to attend meetings and may request any information it deems relevant from management.

      8) Prepare all reports, including the report required by the Securities and Exchange Commission to be included in the Company's annual Proxy Statement and take any other actions required of the Audit Committee by law, applicable regulations, or as requested by the Board of Directors.

      9) Review and reassess the adequacy of the Audit Committee's Charter annually.

                             HENLEY HEALTHCARE, INC.
               THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 29, 2000

                     The undersigned shareholder of Henley Healthcare, Inc. (the
     PROXY      "Company") hereby appoints Michael M. Barbour and James L.
      FOR       Sturgeon, or either of them, the true and lawful attorneys,
    ANNUAL      agents and proxies of the undersigned, each with full power of
    MEETING     substitution, to vote on behalf of the undersigned at the Annual
      OF        Meeting of Shareholders of the Company to be held at the
 SHAREHOLDERS   Company's office at 120 Industrial Boulevard, Sugar Land, Texas,
                77478, on Tuesday, August 29, 2000, at 10:00 a.m., Houston Time,
AUGUST 29, 2000 and at any adjournments of the meeting, all of the shares of the
                Company's common stock in the name of the undersigned or which the undersigned may be entitled to vote.

               1.    THE ELECTION OF DIRECTORS

                     |_|      FOR the election of Michael M. Barbour, Dr. Pedro
                              A. Rubio, Kenneth W. Davidson, James L. Sturgeon, Walter Cunningham, J. Terry Manning, and Gabriel
                              L. Shaheen, as directors.

                     |_| WITHHOLD AUTHORITY to vote on ALL nominees for director listed above.

                     |_| WITHHOLD AUTHORITY to vote ONLY for the nominee or nominees, written on the line provided below:

                              __________________________________________________

               2. APPROVAL OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION TO CHANGE OUR NAME FROM HENLEY HEALTHCARE, INC. TO "EPAINRX INC."

                     |_| FOR the amendment to our Articles of Incorporation to change our name from Henley Healthcare, Inc. to "ePainRx Inc."

                     |_| AGAINST the amendment to our Articles of Incorporation to change our name from Henley Healthcare, Inc. to "ePainRx Inc."

                     |_| ABSTAIN from voting on the amendment to our Articles of Incorporation to change our name from Henley Healthcare, Inc. to "ePainRx Inc."

               3. APPROVAL OF THE ELIMINATION OF OUR REDEMPTION OBLIGATIONS RELATED TO POSSIBLE FUTURE ISSUANCES OF COMMON STOCK IN EXCESS OF NASDAQ LIMITATIONS

                     |_| FOR the elimination of our obligations to issue shares of common stock upon conversion of the Series D shares or to redeem shares of Series D convertible preferred stock when shares of common stock are issued on conversion of the Series D shares and the exercise of related warrants in excess of Nasdaq limitations.

                     |_| AGAINST elimination of our obligations to issue shares of common stock upon conversion of the Series D shares or to redeem shares of Series D convertible preferred stock when shares of common stock are issued on conversion of the Series D shares and the exercise of related warrants in excess of Nasdaq limitations.

                     |_| ABSTAIN from voting on the elimination of our obligations to issue shares of common stock upon conversion of the Series D shares or to redeem shares of Series D convertible preferred stock when shares of common stock are issued on conversion of the Series D shares and the exercise of related warrants in excess of Nasdaq limitations.

               4. APPROVAL OF AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF CAPITAL STOCK THAT WE ARE ENTITLED TO ISSUE FROM 22,500,000 TO 60,000,000.

                     |_| FOR the amendment to our Articles of Incorporation to increase our authorized capital stock to 60,000,000.

                     |_| AGAINST the amendment to our Articles of Incorporation to increase our authorized capital stock to 60,000,000.

                     |_| ABSTAIN from voting on the amendment to our Articles of Incorporation to increase our authorized capital stock to 60,000,000.

               5. IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING; HEREBY REVOKING ANY PROXY OR PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED.

           (THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE.)

                           (CONTINUED FROM OTHER SIDE)

     PROXY           This Proxy, when properly executed, will be voted in the
      FOR       manner directed herein by the undersigned shareholder. If no
    ANNUAL      direction is made, this Proxy will be voted FOR the election of
    MEETING     the nominees above, FOR the amendment to the Articles of
      OF        Incorporation to change the our name to "ePainRx Inc.," FOR
 SHAREHOLDERS   the future issuance of common stock in excess of the Nasdaq limitations, FOR the amendment to the Articles of Incorporation
AUGUST 29, 2000 to increase our authorized capital, and in accordance with the discretion of the persons designated above with respect to any other business properly before the meeting.

                     The undersigned hereby acknowledges receipt of the Notice
               of Annual Meeting of Shareholders and the Proxy Statement furnished herewith.

               Dated ____________________, 2000


                                          ______________________________________
                                                Shareholder's Signature

                                          ______________________________________
                                                Signature if held jointly

                                          Signature should agree with name
                                          printed hereon. If Stock is held in
                                          the name of more than one person, EACH
                                          joint owner should sign. Executors,
                                          administrators, trustees, guardians
                                          and attorneys should indicate the
                                          capacity in which they sign. Attorneys
                                          should submit powers of attorney.

           PLEASE MARK, SIGN, DATE AND RETURN IN THE ENVELOPE ENCLOSED